UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2023

Canterbury Park Holding Corporation
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

001-37858	47-5349765
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of Principal Executive Offices)	(Zip Code)

(952) 445-7223
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.01 per share	CPHC	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2023 Annual Base Salaries

On March 16, 2023, the Compensation Committee of the Board of Directors of Canterbury Park Holding Corporation (the “Company”) recommended, and the Board of Directors approved, increases in the annual base salaries of Randall D. Sampson, President and Chief Executive Officer, and Randy J. Dehmer, Chief Financial Officer. For 2023, Mr. Sampson’s annual base salary will be increased by 4% to $315,050 and Mr. Dehmer’s annual base salary will be increased by 4% to $252,252.

Adoption of 2023 Annual Bonus Plan

The Company has adopted the Canterbury Park Holding Corporation Annual Incentive Plan (the “Annual Bonus Plan”), which is a comprehensive framework pursuant to which opportunities for incentive compensation generally covering periods of one year or less can be awarded the Company’s executive officers, other senior executives and other employees of the Company. Further information regarding the Annual Bonus Plan is provided in and the text of the Annual Bonus Plan is an exhibit to the Company’s Current Report on Form 8-K dated April 5, 2016, which is incorporated herein by reference.

On March 16, 2023, the Compensation Committee recommended, and the Board of Directors adopted, 2023 performance goals under the Annual Bonus Plan and granted cash incentive pay opportunities (referred to as “Incentive Awards”) under the Annual Bonus Plan to the Company’s eligible employees, which include Mr. Sampson and Mr. Dehmer.

Payouts of Incentive Awards will be based on the Company’s 2023 financial performance compared to two performance goals established by the Compensation Committee and the Board of Directors, which are adjusted income from operations for 2023 and consolidated revenue for 2023, weighted 70% and 30%, respectively. Adjusted income from operations (AIFO) is income from operations, calculated in accordance with U.S. generally accepted accounting principles (GAAP), adjusted to exclude certain extraordinary, unusual or other amounts as determined by the Compensation Committee. Revenue will be calculated in accordance with GAAP.

On March 16, 2023, the Compensation Committee also recommended, and the Board of Directors also approved, minimum, target and maximum levels of performance for 2023 AIFO and revenue. Under matrices associated with the 2023 Annual Bonus Plan, achievement at less than the target level results in a decreasing bonus and, if achievement fails to meet the minimum performance level, the participants will earn no payout under their Incentive Awards for 2023. The total payout under any Incentive Award will not exceed 150% of target, even if the Company’s 2023 AIFO and revenue exceed the maximum level of performance.

Pursuant to the Annual Bonus Plan, on March 16, 2023, the Compensation Committee recommended, and the Board of Directors approved, 2023 bonus opportunities for Mr. Sampson and Mr. Dehmer, expressed as percentage of 2023 base salary based upon the Company’s achievement at target levels of each performance goal. The cash payout that the Company’s executive officers may earn at the target level of achievement as a percentage of their respective salaries as follows: Mr. Sampson, 45%, and Mr. Dehmer, 35%.

Item 9.01          Financial Statements and Exhibits

Exhibit No.       Description

10.1	Canterbury Park Holding Corporation Annual Incentive Plan (filed as Exhibit 99.1 to Form 8-K dated April 5, 2016 and incorporated herein by reference).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: March 21, 2023	By:	/s/ Randall D. Sampson
Randall D. Sampson
President and Chief Executive Officer